Exhibit 10.7

LETTER AGREEMENT

May 8, 2026

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Shreya Acquisition Group

c/o Fire Island Trust Ltd, Suite 308

St. James Court, St Denis Street

Port Louis, Mauritius

Re:	Waiver of Certain Obligations Under Underwriting Agreement

Ladies and Gentlemen:

Reference is made to that certain Underwriting Agreement, dated as of May 6, 2026 (the “Underwriting Agreement”), by and among Shreya Acquisition Group, a Cayman Islands exempted corporation (the “Company”), and D. Boral Capital LLC (“D. Boral”), as representative of the several underwriters named on Schedule A thereto (the “Underwriters”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

Pursuant to the Underwriting Agreement, D. Boral, as representative of the Underwriters, is entitled to receive underwriting discounts and commissions in connection with the sale of the Units, including the Option Units sold pursuant to the exercise of the Over-allotment Option. In addition, in connection with the exercise of the Over-allotment Option, the Company’s Sponsor, Thews (Mauritius) Limited (the “Sponsor”), is obligated to purchase up to an additional 9,000 Placement Units if the Over-allotment Option is exercised in full.

In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Waiver of Underwriting Commission on Over-Allotment Shares. D. Boral, on behalf of itself and the Underwriters, hereby irrevocably waives any and all underwriting discounts, commissions, and fees (including any portion of the Deferred Underwriting Commission attributable thereto) that would otherwise be payable to D. Boral or the Underwriters in connection with the sale of Option Units sold pursuant to the exercise of the Over-allotment Option granted under Section 1.2 of the Underwriting Agreement. For the avoidance of doubt, this waiver applies solely to such discounts, commissions and fees payable on the Option Units and shall not affect any other underwriting discounts, commissions, fees, or other amounts payable to D. Boral’s or the Underwriters under the Underwriting Agreement, including, without limitation, the Deferred Underwriting Commission payable in respect of the Firm Units pursuant to Section 1.3 of the Underwriting Agreement.

2. Waiver of Additional Investment Obligation in Placement Units. D. Boral, on behalf of itself and the Underwriters, hereby irrevocably waives the Company’s obligation (and the Sponsor’s corresponding obligation) to make any additional investment in Placement Units in connection with the exercise of the Over-allotment Option, including (a) any obligation of the Sponsor to purchase additional Placement Units in connection with the exercise of the Over-allotment Option as contemplated by Section 1.4.2 of the Underwriting Agreement. For the avoidance of doubt, this waiver shall not affect the validity or enforceability of any other provisions of the Underwriting Agreement or any other Transaction Documents.

3. Representations and Warranties. Each party hereby represents and warrants to the other that (a) it has the full right, power, and authority to execute, deliver, and perform its obligations under this letter agreement, (b) the execution, delivery, and performance of this letter agreement have been duly authorized by all necessary corporate or other action on the part of such party, and (c) this letter agreement constitutes the legal, valid, and binding obligation of such party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity.

4. No Other Modifications. Except as expressly modified by this letter agreement, the Underwriting Agreement shall remain in full force and effect in accordance with its terms. In the event of any conflict between the terms of this letter agreement and the Underwriting Agreement, the terms of this letter agreement shall control.

5. Governing Law. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6. Counterparts. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of a signed counterpart by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

7. Entire Agreement. This letter agreement, together with the Underwriting Agreement and the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.

If the foregoing correctly sets forth our understanding and agreement, please indicate your acceptance by signing in the space provided below, whereupon this letter agreement shall constitute a binding agreement between us.

[Signature Page to Follow]

Very truly yours,

D. BORAL CAPITAL LLC

By:	/s/ Phil Wiederlight
Name:	Phil Wiederlight
Title:	Chief Operating Officer

Accepted and agreed to as of the date first above written:

SHREYA ACQUISITION GROUP

By:	/s/ Anuj Goyal
Name:	Anuj Goyal
Title:	Director

[Signature Page to Letter Agreement]

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